1 Supplemental Financial Information For the Quarter Ended March 31, 2015

2 Cautionary Statement Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation's (the "Company") financial condition and results of operations that are based on management's current expectations, estimates, and projections about the markets in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise. Factors that may cause the actual outcomes and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) continued net losses could impact our ability to realize current operating plans and could materially adversely affect our liquidity and our ability to continue to operate; (iii) adverse economic conditions could cause the write down of long-lived assets or goodwill; (iv) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased materials; (v) changes in the competitive environment; (vi) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vii) economic, political, or regulatory changes in the countries in which we operate; (viii) difficulties, delays or unexpected costs in completing the restructuring plans; (ix) equity method investment in NEC TOKIN exposes us to a variety of risks; (x) possible acquisition of NEC TOKIN may not achieve all of the anticipated results; (xi) acquisitions and other strategic transactions expose us to a variety of risks; (xii) our business could be negatively impacted by increased regulatory scrutiny and litigation (xiii) inability to attract, train and retain effective employees and management; (xiv) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xv) exposure to claims alleging product defects; (xvi) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xvii) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xviii) volatility of financial and credit markets affecting our access to capital; (xix) the need to reduce the total costs of our products to remain competitive; (xx) potential limitation on the use of net operating losses to offset possible future taxable income; (xxi) restrictions in our debt agreements that limit our flexibility in operating our business; (xxii) failure of our information technology systems to function properly or our failure to control unauthorized access to our systems may cause business disruptions; and (xxiii) additional exercise of the warrant by K Equity which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions.

3 Fiscal Year Comparison U.S. GAAP (Unaudited) Discussion of Financial Results: Gross Margin: • 490 basis point improvement driven by Solid Capacitors successful implementation of a vertical integration strategy for raw materials, yield improvements, and other cost reduction strategies. Adjusted EBITDA: • 29.7% growth versus the prior year ($21 million) on slightly less revenue driven by significant margin improvements. ($ in millions) 3/31/2014 3/31/2015 Total Revenues $833.7 $823.2 % Growth -1.3% Cost of sales 713.0 663.7 Gross Margin $120.7 $159.5 % Margin 14.5% 19.4% Operating Income (Loss) ($18.2) $22.4 % Margin -2.2% 2.7% Net Income (Loss) ($68.5) ($14.1) Adjusted EBITDA $70.7 $91.7 % Margin 8.5% 11.1% % Growth 29.7% Credit Statistics: Total Debt $398.6 $391.4 Total Debt / LTM Adjust d EBITDA 5.6x 4.3x Net Leverage * / LTM Adjusted EBITDA 4.6x 3.6x Adjusted EBITDA / Interest Expense 1.7x 2.3x Year Ending * Total debt – cash, restricted cash, and cash equivalents

4 Fiscal Year 2015 – Q3 vs Q4 Comparison U.S. GAAP (Unaudited) Discussion of Financial Results: Gross Margin: • The weakening Euro had a negative impact of approximately $5 million on revenue and $2 million on gross margin in Q4. Additionally, we experienced a product mix change within our defense and medical segments which had an approximately $5.1 million negative impact on revenue and a material impact on our margins. Adjusted EBITDA: • Unfavorable Euro exchange rates and lower margins had a negative impact on our Adjusted EBITDA compared to Q3. ($ in millions) 12/31/2014 3/31/2015 Total Revenues $201.3 $193.7 % Growth -3.8% Cost of sales 156.8 157.4 Gross Margin $44.5 $36.3 % Margin 22.1% 18.7% Operating Income $9.3 $0.9 % Margin 4.6% 0.5% Net Income (Loss) $2.9 ($19.8) Adjusted EBITDA $27.6 $18.2 % Margin 13.7% 9.4% % Growth -34.1% Credit Statistics: Total Debt $404.6 $391.4 Total Debt / LTM justed EBITDA 4.3x 4.3x Net Leverage * / LTM Adjusted EBITDA 3.7x 3.6x Adjusted EBITDA / Interest Expense 2.8x 1.8x Quarter Ending * Total debt – cash, restricted cash, and cash equivalents

5 Income Statement Highlights Non-GAAP ($ in millions) 12/31/2014 3/31/2015 3/31/2014 3/31/2015 Total Revenues $201.3 $193.7 $833.7 $823.2 Adjusted Gross Margin $45.1 $36.5 $132.7 $166.5 Adjusted Operating Income $17.8 $7.9 $20.5 $51.0 Adjusted Net Income (Loss) $7.0 ($1.6) ($17.5) $7.0 Quarter Ending Year Ending

6 Cost Rationalization Drives Margin Improvement LTM Adjusted EBITDA Margins 7.2% 7.7% 8.5% 9.7% 10.6% 11.2% 11.1% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15

7 Annual Financial Summary Revenue and Adjusted EBITDA Margins Adjusted EBITDA Capital Expenditures (Adjusted EBITDA – CapEx) CAPEX As a % of Revenue 5.6% 3.9% 2.7% Note: Amounts shown remove effects of machining business $ In millions $ In millions $ In millions $ In millions $824 $834 $823 7.6% 8.5% 11.1% $0 $200 $400 $600 $800 $1,000 FY 2013 FY 2014 FY 2015 $63 $71 $92 $0 $50 $100 $150 FY 2013 FY 2014 FY 2015 $17 $39 $70 $0 $20 $40 $60 $80 FY 2013 FY 2014 FY 2015 $46 $32 $22 $0 $10 $20 $30 $40 $50 FY 2013 FY 2014 FY 2015

8 Notes: Amounts shown remove effects of machining business Quarterly Financial Summary Revenue Adjusted EBITDA Adjusted LTM EBITDA Margins 7.2% 7.7% 8.5% 9.7% 10.6% 11.2% 11.1% $ In millions $ In millions $208 $207 $216 $213 $215 $201 $194 $0 $50 $100 $150 $200 $250 $300 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 $18 $23 $21 $20 $26 $28 $18 $0 $5 $10 $15 $20 $25 $30 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15

9 5.6x 5.3x 4.6x 4.0x 4.0x 3.7x 3.6x 6.9x 6.4x 5.6x 6.8x 4.7x 4.3x 4.3x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Net Leverage Leverage Quarterly Leverage and Net Leverage Metrics Leverage and Net Leverage * * Total debt – cash, restricted cash, and cash equivalents

10 Appendix

11 Adjusted Gross Margin Non-GAAP For the Quarters Ended Fiscal Year (Amounts in thousands, except percentages) Dec 2014 Mar 2015 2014 2015 Net sales $ 201,310 $ 193,708 $ 833,666 $ 823,192 Gross margin $ 44,468 $ 36,329 $ 120,741 $ 159,509 Adjustments: Inventory Revaluation (927) (927) — — Plant shut-down costs — — 2,668 889 Plant start-up costs 1,144 651 3,336 4,556 Stock-based compensation expense 424 465 1,008 1,577 Inventory write down — — 3,886 — Infrastructure tax — — 1,079 — Adjusted gross margin $ 45,109 $ 36,518 $ 132,718 $ 166,531 Adjusted gross margin as a percentage of net sales 22.4% 18.9% 15.9% 20.2%

12 Adjusted Operating Income Non-GAAP For the Quarters Ended Fiscal Year (Amounts in thousands) Dec 2014 (1) Mar 2015 2014 2015 Operating income (loss) $ 9,302 $ 912 $ (18,211) $ 22,378 Adjustments: Restructuring charges 6,063 3,437 14,122 13,017 Plant shut-down costs — — 2,668 889 Write down of long-lived assets — — 4,476 — ERP integration costs 671 1,273 3,880 3,248 Plant start-up costs 1,144 651 3,336 4,556 NEC TOKIN investment-related expenses 485 226 2,299 1,778 Stock-based compensation expense 1,232 1,328 2,909 4,512 Inventory Revaluation (927) (927) — — Inventory write downs — — 3,886 — Infrastructure tax — — 1,079 — Net (gain) loss on sales and disposals of assets (574) 538 32 (221) Legal expenses related to antitrust class actions 409 435 — 844 Adjusted operating income (loss) $ 17,805 $ 7,873 $ 20,476 $ 51,001 (1) We have revised the quarter ended December 31, 2014 Non-GAAP presentation to conform with the quarter ended March 31, 2015.

Adjusted Net Income (Loss)
Non-GAAP

Electronic Components
KEMET
CHARGED.

(Amounts in thousands)	For the Quarters Ended Dec 2014 (1)	Mar 2015	Fiscal Year 2014	2015
Net income (loss)	$ 2,914	$ (19,847)	$ (68,503)	$ (14,143)
Adjustments:				
Restructuring charges	6,063	3,437	14,122	13,017
Plant shut-down costs	—	—	2,668	889
Write down of long-lived assets	—	—	4,476	—
ERP integration costs	671	1,273	3,880	3,248
Plant start-up costs	1,144	651	3,336	4,556
NEC TOKIN investment-related expenses	485	226	2,299	1,778
Stock-based compensation	1,232	1,328	2,909	4,512
Inventory Revaluation	(927)	(927)	—	—
Inventory write downs	—	—	3,886	—
(Gain) loss on sales and disposals of assets	(574)	538	32	(221)
Long-term receivable write down	—	—	1,444	—
Equity (gain) loss from NEC TOKIN	(1,367)	2,093	7,090	2,169
Income tax effect of non-GAAP adjustments	37	20	(27)	84
Infrastructure tax	—	—	1,079	—
Amortization included in interest expense	322	244	3,596	1,814
Net foreign exchange (gain) loss	(1,257)	(2,168)	(304)	(4,249)
Change in value of NEC TOKIN options	(2,500)	11,100	(3,111)	(2,100)
(Income) loss from discontinued operations	164	—	3,634	(5,379)
(Gain) loss on early extinguishment of debt	(1,003)	—	—	(1,003)
Professional fees related to financing activities	1,142	—	—	1,142
Legal expenses related to antitrust class actions	409	435	—	844
Adjusted net income (loss)	$ 6,955	$ (1,597)	$ (17,494)	$ 6,958

(1) We have revised the quarter ended December 31, 2014 Non-GAAP presentation to conform with the quarter ended March 31, 2015.

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Adjusted EBITDA Reconciliation
Non-GAAP

Electronic Components KEMET CHARGED.

(Amounts in thousands)	Quarters Ended Dec 2012	Mar 2013	Jun 2013	Sep 2013	Dec 2013	Mar-14
GAAP						
Net income (loss)	(14,258)	(25,250)	(35,140)	(13,096)	(5,820)	(14,447)
Depreciation and amortization	10,405	11,770	13,639	11,951	11,762	12,175
Interest expense, net	10,193	10,463	9,870	9,897	10,342	10,658
Income tax expense	611	(723)	1,816	1,444	1,033	(2,811)
EBITDA	6,951	(3,740)	(9,815)	10,196	17,317	5,575
Excluding the following items (Non-GAAP):						
Restructuring charges	3,886	5,047	4,610	1,364	2,194	5,954
Write down of long-lived assets	3,084	264	-	-	3,358	1,118
ERP integration costs	1,375	2,404	978	1,071	994	837
(Income) loss from discontinued operations	1,088	1,547	1,510	1,151	1,076	(103)
Plant start-up costs	1,524	1,307	1,132	1,050	485	669
Stock-based compensation	1,078	1,015	969	659	702	579
Plant shut-down costs	-	-	-	-	-	2,668
NEC TOKIN investment-related expenses	164	3,009	1,308	124	249	618
Infrastructure tax	-	-	-	-	-	1,079
Equity (gain) loss from NEC TOKIN	-	1,254	3,377	1,243	(1,657)	4,127
Net curtailment and settlement gain on benefit plans	587	1,354	-	-	-	-
(Gain) loss on sales and disposals of assets	(196)	141	-	42	29	(39)
Net foreign exchange (gain) loss	(464)	(911)	(577)	515	207	(449)
Long-term receivable write down	-	-	1,444	-	-	-
Change in value of NEC Tokin options	-	-	-	382	(1,716)	(1,777)
Inventory write downs	-	-	3,886	-	-	-
Adjusted EBITDA	19,077	12,691	8,822	17,797	23,238	20,856

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Adjusted EBITDA Reconciliation
Non-GAAP

Electronic Components KEMET CHARGED.

(Amounts in thousands)	Quarters Ended Jun 2014	Sep 2014	Dec 2014 (1)	Mar 2015
GAAP				
Net income (loss)	(3,540)	6,330	2,914	(19,847)
Depreciation and amortization	10,797	10,177	9,720	10,074
Interest expense, net	10,453	10,284	9,933	10,017
Income tax expense	1,282	2,583	1,359	3
EBITDA	18,992	29,374	23,926	247
Excluding the following items (Non-GAAP):				
Restructuring charges	1,830	1,687	6,063	3,437
ERP integration costs	895	409	671	1,273
(Income) loss from discontinued operations	(6,943)	1,400	164	-
Plant start-up costs	1,647	1,114	1,144	651
Stock-based compensation	994	958	1,232	1,328
(Gain) loss on early extinguishment of debt	-	-	(1,003)	-
Professional fees related to financing activities	-	-	1,142	-
Legal expenses related to antitrust class actions	-	-	409	435
Plant shut-down costs	889	-	-	-
NEC TOKIN investment-related expenses	580	487	485	226
Equity (gain) loss from NEC TOKIN	1,675	(232)	(1,367)	2,093
(Gain) loss on sales and disposals of assets	365	(550)	(574)	538
Net foreign exchange (gain) loss	527	(1,351)	(1,257)	(2,168)
Change in value of NEC Tokin options	(4,100)	(6,600)	(2,500)	11,100
Inventory revaluation	2,676	(822)	(927)	(927)
Adjusted EBITDA	**20,027**	**25,874**	**27,608**	**18,233**

(1) We have revised the quarter ended December 31, 2014 Non-GAAP presentation to conform with the quarter ended March 31, 2015.

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Adjusted EBITDA Reconciliation
Non-GAAP

Electronic Components KEMET CHARGED.

(Amounts in thousands)	For the Fiscal Years Ended March 31, 2013	2014	2015
GAAP			
Net income (loss)	(82,182)	(68,503)	(14,143)
Depreciation and amortization	45,158	49,527	40,768
Interest expense, net	41,192	40,767	40,687
Income tax expense	3,281	1,482	5,227
EBITDA	7,449	23,273	72,539
Excluding the following items (Non-GAAP):			
Restructuring charges	18,719	14,122	13,017
Write down of long-lived assets	7,582	4,476	-
ERP integration costs	7,398	3,880	3,248
(Income) loss from discontinued operations	3,670	3,634	(5,379)
Plant start-up costs	6,122	3,336	4,556
Stock-based compensation	4,599	2,909	4,512
(Gain) loss on early extinguishment of debt	-	-	(1,003)
Professional fees related to financing activities	-	-	1,142
Legal expenses related to antitrust class actions	-	-	844
Plant shut-down costs		2,668	889
NEC TOKIN investment-related expenses	4,581	2,299	1,778
Infrastructure tax	-	1,079	-
Goodwill impairment	1,092	-	-
Equity (gain) loss from NEC TOKIN	1,254	7,090	2,169
Net curtailment and settlement gain on benefit plans	266	-	-
(Gain) loss on sales and disposals of assets	18	32	(221)
Net foreign exchange (gain) loss	(28)	(304)	(4,249)
Long-term receivable write down	-	1,444	-
Change in value of NEC Tokin options	-	(3,111)	(2,100)
Inventory write downs	-	3,886	-
Registration related fees	20	-	-
Adjusted EBITDA	**62,742**	**70,713**	**91,742**

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